Exhibit 10.16

SECOND AMENDED

MEMOGAIN TECHNOLOGY LICENSE AGREEMENT

( Second Amended License Agreement)

Effective Date March 1 2023

BETWEEN:

Neurodyn Life Sciences Inc. having an address at 301 – 1228 Hamilton Street
Vancouver, British Columbia, V6B 6L2
(“Neurodyn”)

AND:

Alpha Cognition Canada Inc. having an address at 301 – 1228 Hamilton Street
Vancouver, British Columbia, V6B 6L2
(referred to herein as the “Licensee” or “ACCI”)

AND:

Alpha Cognition Inc. having an address at 301 – 1228 Hamilton Street
Vancouver, British Columbia, V6B 6L2
(referred to herein as “ACI”)

WHEREAS;

a)	Neurodyn entered into a License agreement pursuant to which Neurodyn Cognition Inc., as the Licensee thereunder, was granted an exclusive world-wide license use and sublicense the Memogain Technology and any Improvements (the “Memogain Technology”), all as is more particularly set out in the Memogain Technology License (the “Memogain Technology License”) dated March 23 2015.

b)	Neurodyn Cognition Inc. has subsequently changed its name to Alpha Cognition Canada Inc. and the Memogain Technology is now referred to as the ALPHA 1062 Technology (the ‘ALPHA 1062 Technology’).

c)	Alpha Cognition Canada Inc. (‘ACCI’) is a wholly owned subsidiary of Alpha Cognition Inc. (‘ACI’) a publicly listed company having an address at 301 – 1228 Hamilton Street, Vancouver, British Columbia, V6B 6L2.

d)	It was a term of the Memogain Technology License that the Licensee would reimburse Neurodyn for its development expenses plus interest (defined therein and herein as the “Expense Reimbursement Note”) as more particularly set out in Article 5. of the Memogain Technology License.

d)	It was a term of the Memogain Technology License that in the event of the issuance of any patents respecting the Memogain Technology that such patents, inter alia, were to be registered and maintained in the name of NLS (as the owner of same).

(e)	ACI, as a condition of Neurodyn executing this Second Amended License Agreement shall agree to become a party to, and be bound by the Licensee Obligations as set out in the amended Article 3 section 3.1 a), b), c) and d),

e)	The parties being Neurodyn, ACCI and ACI wish to amend certain of the terms and conditions of the Memogain Technology License and the Expense Reimbursement Note.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants herein set forth, the parties hereto have covenanted and agreed as follows:

1.	The address of Neurodyn Life Sciences Inc. be changed to 301 – 1228 Hamilton Street Vancouver, British Columbia, V6B 6L2

2.	The name and address of the Licensee be changed to Alpha Cognition Canada Inc. 301 – 1228 Hamilton Street, Vancouver, British Columbia, V6B 6L2

3	Article 1. (m) of the Memogain Technology License Agreement is hereby amended by adding the following at the end thereof:

“including without limitation those technologies known as ALPHA 1062, as marketed, owned and being developed by the Licensee.”

4.	Article 3. of the Memogain Technology License Agreement shall be amended by deleting Article 3.1 a), b), and c) thereof and replacing same as follows:

“3.1 In consideration of the following:

a) The Licensee and ACI, jointly and severally, hereby agreeing to assume Neurodyn’s obligations under the Memogain Asset Purchase Agreement, in accordance with section 3.2 hereof:

b) The Licensee and ACI, jointly and severally, hereby agreeing to pay or cause to be paid to Neurodyn (or in accordance with its direction) the Neurodyn Royalty Payments, in accordance with section 3.4;

c) The Licensee and ACI, jointly and severally, hereby agreeing to performing the terms, conditions, obligations and covenants on the part of the Licensee contained in this Agreement; and

d) The Licensee and ACI, jointly and severally, hereby agreeing to assume Neurodyn’s obligations to make the royalty payments to Galantos Consult – Alfred Maelicke pursuant to the Royalty Agreement (attached hereto as Schedule D and forming part hereof).

(sections 3.1 a), b), c) and d), collectively “the Licensee’s Obligations”).

Neurodyn hereby grants to the Licensee and ACI an exclusive licence to use and sublicense the Memogain Technology and any Improvements in the Field of Use in the Territory, and to manufacture, distribute, and sell Products in the Field of Use in the Territory, on the terms and conditions herein set forth during the term of this Agreement.”

5.	Article 5. of the Memogain Technology License Agreement which was amended pursuant to Amendment Agreement No.1 dated April 1, 2015 is deleted and replaced as follows:

5.	EXPENSE REIMBURSEMENT:

5.1 The Licensee and Alpha Cognition Inc. have contemporaneously with the execution of this Second Amended License Agreement executed the Second Amended Expense Reimbursement Note made to the favour of Neurodyn, a copy of which is attached hereto as Schedule B and forming part hereof as a replacement for the Expense Reimbursement Note previously defined in this Article 5, as amended, which previous Expense Reimbursement Note will be of no further force and effect.

6.	Article 6. of the Memogain Technology License Agreement is hereby amended by the addition of a new section as follows:

6.4 The Licensor acknowledges and agrees that the current patents registered in the name of NLS and any additional patents or patent applications that have been filed or will be filed in the future related to the ALPHA 1062 Technology may be filed and held in the name of ACCI or ACI or such other entity as ACCI or ACI may elect, subject to the prior written approval of Neurodyn while the Expense Reimbursement Note remains outstanding.

6.5 Neurodyn acknowledges and agrees that should the Licensee request in writing that Neurodyn’s patents for the ALPHA 1062 Technology be transferred (as part of a financing or other reorganization of the Licensor or ACI) into the name of ACCI that Neurodyn agrees to cooperate and to take such steps and execute such documentation as may be required to effect the requested transfer.

7.	Article 14. (Assignment) of the Memogain Technology License Agreement is hereby amended such that references to Licensee in that Article shall mean the Licensee and/or ACI.

8.	All other terms and conditions of the Memogain Technology License are hereby ratified and confirmed and shall remain in full force, save and except for the changes and modifications necessary to give effect to this Second Amended License Agreement.

9.	This Second Amended Memogain Technology License Agreement may be executed in one or more counterparts, including by PDF, each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original but such counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF the parties have caused this Second Amended Memogain Technology License Agreement to be effective from the date first above written.

NEURODYN LIFE SCIENCES INC.

Per:	/s/ Kenneth A. Cawkell
Kenneth A. Cawkell, CEO
Authorized Signatory

ALPHA COGNITION INC.

Per:	/s/ Michael Mc Fadden
Michael Mc Fadden, CEO
Authorized Signatory

ALPHA COGNITION INC.

Per:	/s/ Michael Mc Fadden
Michael Mc Fadden, CEO
Authorized Signatory

4